UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland		1-12386	13-3717318
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015,	New York,	New York	10119-4015
(Address of Principal Executive Offices)			(Zip Code)
(212) 692-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2021, our Board of Trustees (1) increased the size of the Board from six trustees to seven trustees and (2) appointed Nancy Elizabeth Noe as a member of the Board of Trustees.

Ms. Noe, age 56, retired from the global law firm Paul Hastings LLP in February 2021. Ms. Noe joined Paul Hastings LLP in 1995, had been a partner from February 2001 until February 2021 and served as Chair of the Corporate Department from February 2010 until February 2020. Ms. Noe has been a member of the Board of Trustees of Agnes Scott College since July 2014 and is the Vice-chair and Chair-elect. Ms. Noe brings expertise in securities regulation, capital markets transactions and the governance of public companies to our Board of Trustees.

The Board of Trustees has determined that Ms. Noe (1) has no material relationship with us or our affiliates or any member of our management or his or her affiliates, and (2) is “independent” under our Corporate Governance Guidelines and the New York Stock Exchange listing standards.

In connection with its annual review of committee assignments, our Board of Trustees made/confirmed the following committee appointments:

Audit Committee: Howard Roth (Chair), Richard Frary and Jamie Handwerker

Compensation Committee: Lawrence Gray (Chair), Claire Koeneman and Jamie Handwerker

Nominating and Corporate Governance Committee: Claire Koeneman (Chair), Howard Roth and Elizabeth Noe

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 18, 2021, the Trust held its 2021 Annual Meeting of Shareholders, which we refer to as the Annual Meeting. As of March 8, 2021, the record date for holders of the Trust's shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as Common Shares, entitled to vote at the Annual Meeting, there were 277,554,740 Common Shares outstanding. Of the Common Shares entitled to vote at the Annual Meeting, 260,341,595 Common Shares, or approximately 94% of the Common Shares entitled to vote, were present or represented by proxy at the Annual Meeting. There were three matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the voting results with respect to each matter:

Proposal No. 1. Election of six trustees to serve until the Trust's 2022 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify. The six trustees elected, and the number of votes cast with respect to each of them, were as follows:

Nominee for Trustee	For	Withhold	Broker Non-Votes
T. Wilson Eglin	240,718,352	9,132,211	10,491,032
Richard S. Frary	244,473,701	5,376,862	10,491,032
Lawrence L. Gray	248,061,901	1,788,662	10,491,032
Jamie Handwerker	247,137,709	2,712,854	10,491,032
Claire A. Koeneman	245,532,123	4,318,440	10,491,032
Howard Roth	247,143,380	2,707,183	10,491,032

Proposal No. 2. To vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers of the Trust, as disclosed in the related proxy statement. The number of votes cast with respect to Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
246,060,430	3,593,015	197,118	10,491,032

Proposal No. 3. To ratify the appointment of Deloitte & Touche LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2021. The number of votes cast with respect to Proposal No. 3 were as follows:

For	Against	Abstain
259,693,694	551,090	96,811

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 18, 2021	By:	/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary